                                                                 CONFORMED COPY
                                                                 --------------




                            DEFENCE SYSTEMS LIMITED
                                   as Lender







                           STRONTIAN HOLDINGS LIMITED
                                  as Borrower





                               ------------------

                                 LOAN AGREEMENT

                               ------------------





                           EVRIPIDOU, GEORGIADES & CO
                           16 Kyriakos Matsis Avenue
                            Eagle House, 10th Floor
                                Ayioi Omoloyites
                                    Nicosia

THIS AGREEMENT is made the 9th day of June 1997 BETWEEN:-

(1) STRONTIAN HOLDINGS LIMITED, whose registered office is at 10 Mnasiadou Street, Elma Building, Nicosia (the "Borrower"); and

(2) DEFENCE SYSTEMS LIMITED, a company incorporated and registered in England (Registration No. 1540857) whose registered office is at 7th Floor, Egginton House, 25-28 Buckingham Gate, London SW1E 6LD (the "Lender").

WHEREAS:-

The Borrower has requested and the Lender has agreed to make available to the Borrower a loan facility upon the terms and subject to the conditions hereof.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1.       DEFINITIONS

         (A) In this Agreement the following terms and expressions shall, except where the context otherwise requires, have the following meanings:-

"Drawdown Date" means the date upon which the partes agree that the Loan shall be drawn down.

"Encumbrances" means any mortgage, charge (whether fixed or floating), pledge, lien, encumbrance, hypothecation, security interest, title, retention or other security arrangement of any kind.

"Event of Default" means any one of the events referred to in Clause 8.

"Libor" means in relation to the Loan, the rate per annum determined by the Lender for deposits in dollars for a six month period which appears in the Financial Times as the Interbank rate fixing on the morning on the Drawdown Date;

"Loan" means the amount of US$200.000.

"Margin" means 2 percent per annum.

"Pledge" means the pledge of 28,794 shares of Armor Holdings, Inc. (such shares to be issued to, inter alia, the Borrower pursuant to the terms of the Share Acquisition Agreement), in a form satisfactory to the Lender.

"Repayment Date" means the date falling 6 calendar months from the Drawdown Date (including such day).

"Share Acquisition Agreement" means the agreement made between, inter alios, the Borrower and Armor Holdings, Inc., under the terms of which the Borrower has agreed to sell 500 ordinary shares of C(pound)1 each in Gorandel Trading Limited.

"Taxes" means any present or future taxes, levies, duties, charges, fees, deductions or withholdings of any nature, and shall include any interest or penalties which may attach as a consequence of non-payment, and "Tax" and "Taxation" shall be construed accordingly.

         (B) All references in this Agreement to Clauses are to clauses of this Agreement.

         (C) Clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation hereof.

         (D) All words denoting the singular number only shall include the plural and vice versa.

         (E) Words denoting natural persons shall include corporations and vice versa.

         (F) References to any law shall be deemed to include references thereto as the same may be varied or replaced from time to time or, as appropriate, as extended, re-enacted or amended.

         (G) References in this Agreement to any agreement (including, without limitation to the generality of the foregoing, this Agreement) or other document or instrument shall be deemed to include references thereto as the same may be varied, amended, novated or replaced (as permitted by this Agreement) from time to time and to all agreements, documents and instruments stated to be supplemental thereto.

         (H)(a) The rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

         (b) General words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.       DRAWDOWN

         (A) Subject to:-

              (i) The Lender having received and found to be satisfactory to it:-

                   (a) A copy, certified by a director of the Borrower as being a true and complete copy and in full force and effect, of a resolution of the board of directors of the Borrower approving the execution, delivery and performance of this Agreement and authorising a person or persons to sign and deliver on behalf of the Borrower this Agreement, any other notices, documents and communications to be given by the Borrower pursuant to or in connection with this Agreement;

                   (b) A certified true copy of the memorandum and articles of association and certificate of incorporation of the Borrower;

                   (c) Certified copies of all documents evidencing any other necessary action, approval or consent with respect to this Agreement (including, without limitation to the generality of the foregoing, all governmental and other official approvals and consents as the Lender deems appropriate); and

                   (d)  The Pledge duly executed by the parties thereto,

the Borrower may draw, in United States dollars, the entire amount (but not a part only) of the Loan on the Drawdown Date. If the Loan is not drawn on the Drawdown Date it shall automatically be cancelled.

3.       INTEREST

         (A) The Borrower will pay interest on the Loan and each part thereof from the Drawdown Date until the final repayment of the Loan at the rate of interest which is equal to the aggregate of:-

                  (i) LIBOR; and

                  (ii) The Margin.

         (B) Interest at the rate(s) determined as aforesaid shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year and shall be paid in arrears on the Repayment Date.

         (C) The Certificate of the Lender as to the rate(s) and amount of interest payable in respect of the Loan shall be conclusive and binding on the Borrower.

4.       REPAYMENT

         The Borrower shall repay the entire amount of the Loan (less the amount (if any) of any deemed repayment or part repayment of the Loan by the Vendor pursuant to the terms of Clause 3.4 of the Share Acquisition Agreement) plus all interest accrued thereon on the Repayment Date.

5.       REPRESENTATIONS AND WARRANTIES

         (A) The Borrower represents and warrants to the Lender as follows:-

                  (i) The Borrower is a company duly established and existing under the laws of Cyprus and has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct;

                  (ii) The Borrower has the corporate power to enter into, exercise its rights and perform and comply with its obligations under this Agreement (including borrowing the full amount of the Loan hereunder);

                  (iii) The execution of this Agreement on its behalf and the performance of its obligations hereunder have been duly authorised by all necessary corporate action, and the obligations expressed as being assumed by it hereunder constitute its valid, legal and binding obligations enforceable against it in accordance with their terms;

                  (iv) Neither its execution and delivery of this Agreement nor its exercise of any of its rights hereunder nor its performance or observance of any of its obligations hereunder will:-

                           (a) cause any indebtedness owing by it to be prepaid or to become due or capable of being declared due (with or without demand) prior to the stated maturity date thereof;

                           (b) cause any limitation on any of its powers whatsoever and howsoever imposed, or on the right or ability of its directors to exercise such powers, to be exceeded; or

                           (c) conflict with, or result in any breach of, any of the terms, covenants, conditions and provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon all or any part of its undertaking, property or assets pursuant to the terms of, any statute, regulation, indenture, mortgage, deed of trust, agreement or other instrument, arrangement, obligation or duty to which it is a party or is subject or by which it is bound;

                  (v) The Borrower is not in default under any law, statute, regulation, indenture, mortgage, trust deed, agreement or other instrument, arrangement, obligation or duty by which it is bound;

                  (vi) No judgment or award has been given or made by and no litigation, arbitration or administrative proceeding before or of any court, judicial authority, tribunal, arbitrator or governmental agency is taking place, pending or, to the best of its knowledge, information and belief, being in good faith threatened against it or against any of its assets and which would be likely to have a material adverse effect on its ability to observe and perform its obligations under this Agreement or which in any way disputes or calls into question the power or authority of the Borrower to enter into and perform any of such obligations;

                  (vii) No Event of Default has occurred at the date hereof and no other event which with the giving of notice and/or lapse of time might constitute an Event of Default, has occurred;

                  (viii) There exists no Encumbrance on or over the whole or any part of the undertaking or assets, present or future (including uncalled capital);

                  (ix) The Borrower has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against the Borrower for its winding up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or other similar officer of any one or more of them or of any or all of its property;

                  (x) It is not necessary or advisable in order to ensure the legality, validity or enforceability of this Agreement that this Agreement be filed, recorded or enroled with any court or authority in Cyprus; and

                  (xi) The Borrower will not be required to make any withholding or deduction from any payment to become due from the Borrower hereunder.

6.       UNDERTAKINGS

         (A) The Borrower shall, except with the prior written consent of the Lender and until all sums due and to become due from the Borrower under this Agreement have been paid:-

                  (i) Keep its property free of all Encumbrances and adverse claims or payments of any character, contracts or burdens other than liens arising in the ordinary course of business where the encumbrancer's rights to the lien are being disputed by the Borrower in good faith;

                  (ii) Forthwith upon it becoming aware of the same give written notice to the Lender of all litigation, arbitration or administrative proceedings commenced before and every judgment or award given or made by any court, judicial authority or other tribunal or governmental agency and every notice of default or adverse claim or demand made by any person, in each case against the Borrower;

                  (iii) Immediately upon becoming aware of the occurrence of any Event of Default or of any other event which, solely with the giving of notice and/or lapse of time, might constitute an Event of Default, give notice thereof to the Lender;

                  (iv) Carry on its business and affairs in all respects in a proper and efficient manner;

                  (v) Not channel funds to any other company or person, howsoever relating to or connected with the Borrower, unless this is in the context of an at-arms-length intra-group trading;

                  (vi) Not sell, transfer or otherwise dispose of (whether by one transaction or a series of transactions and whether at any one time or over a period of time) the whole or any part of its assets except where such disposal is made in the ordinary course of business or otherwise for full value as between a willing buyer and a willing seller in cash; and

         (B) Without prejudice to any other provision of this Agreement the Borrower undertakes to save harmless and to indemnify the Lender from and against all loss or damage suffered by the Lender (including but not limited to claims and demands by and liabilities owing to the Lender) arising from any failure of the Borrower to observe, perform or comply with any provision of this Agreement.

7.       COMMISSIONS, FEES AND CHARGES

         The Borrower shall pay all stamp, documentary and other like duties and taxes, if any, to which this Agreement, or any other documentation executed in connection herewith may be subject or give rise and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay or omission on the part of the Borrower to pay any such duties or taxes.

8.       DEFAULT

         (A) Each of the following events shall be an Event of Default:-

                  (i) If the Borrower shall commit any breach of or omit to perform any of the terms and conditions of this Agreement;

                  (ii) any representation or warranty made or deemed to be made by the Borrower pursuant to this Agreement or in any notice, certificate, instrument or statement contemplated hereby or made or delivered pursuant hereto is incorrect;

                  (iii) If the Borrower ceases or threatens to cease to carry on all or substantially all of its operations;

                  (iv) If any action is taken for or with a view to the winding up of the Borrower or the Borrower becomes insolvent or is unable to pay its debts or enters into dealings with any of its creditors with a view to avoiding, or in expectation of, insolvency or stops or threatens to stop payments generally or a receiver is appointed over or an encumbrancer takes possession of any of the assets of the Borrower;

                  (v) If at any time it is unlawful for the Borrower to perform any of its obligations hereunder;

                  (vi) If a distress or an execution is levied or enforced or sued out against or if any garnishee order is made and served in respect of the whole or any part of the property of the Borrower (or an analogous proceedings or action is taken in respect of any such property) and is not discharged within twenty eight days of being levied, enforced, sued out or served;

                  (vii) If the Borrower shall be in default under any agreement by which it is bound, being a default which would be likely to have a material adverse effect on its ability to observe and perform any obligation hereunder;

                  (viii) If any order of any court or other tribunal or governmental agency shall be made, which is likely to have a material adverse effect on the ability of the Borrower to observe and perform any obligations hereunder;

                  (ix) If any litigation, arbitration or administrative proceedings are commenced before any court or other tribunal or governmental agency involving the Borrower which would in the opinion of the Lender be likely to have a material adverse effect on the Borrower;

                  (x) If any liability of the Borrower for borrowed money or under any guarantee or indemnity is not paid when due or any liability of the Borrower for borrowed money shall become due and payable or capable of being declared due and payable prior to the stated maturity thereof;

                  (xi) If any material adverse change occurs in the business or financial situation of the Borrower;

                  (xii) If any governmental or other licence, approval, authorisation, consent or exemption required to enable the Borrower to perform any one or more of its obligations under this Agreement is withdrawn or modified in any manner which is likely to have a material adverse effect on the Borrower; or

                  (xiii) If the Pledge or any material provision of the Pledge shall at any time and for any reason cease to be in full force and effect, be declared void or voidable or shall be repudiated by any party thereto (other than the Lender) or the validity or enforceability of the Pledge shall at any time be contested by any party thereto (other than the Lender) or any such party shall deny that it has any liability thereunder or shall give notice terminating or purporting to terminate its obligations thereunder.

         (B) The Lender may at any time after the happening of an Event of Default (whether or not notice shall have been given by the Borrower of such Event of Default) by notice in writing to the Borrower declare the Loan and all interest accrued and all other sums payable pursuant to this Agreement to be immediately due and payable, whereupon the same shall become immediately due and payable.

         (C) In the event that the Loan shall be declared immediately due and payable as aforesaid the Borrower will pay to the Lender all losses (including, without prejudice to the generality of the foregoing, any losses incurred in liquidating or employing deposits from third parties acquired or arranged to effect or maintain the Loan or any part thereof and any loss or profit) incurred by the Lender as a consequence of any Event of Default and/or the declaration of the Loan to be immediately due and payable as aforesaid and/or the timing of any payment subsequently received from the Borrower hereunder, as to which the certificate of the Lender shall be conclusive.

9.       ASSIGNMENT

         (A) This Agreement shall be binding upon, and inure to the benefit of, the Lender and the Borrower, and their respective successors.

         (B) The rights and/or obligations of the Borrower under this Agreement shall be incapable of assignment (either in law or equity) and the Borrower shall not assign or transfer any of its rights and/or obligations under this Agreement (either in law or equity).

         (C) The Lender may at any time transfer all or any part of its rights, benefits and obligations hereunder by assigning to any one or more persons (each of which is hereinafter in this Clause 9 called an "Assignee Person") all or any part of the Lender's rights and benefits hereunder.

         (D) If the Lender transfers all or any part of its rights, benefits and obligations hereunder as provided in Clause 9(C), all references in this Agreement to the Lender shall thereafter be construed as references to the Lender and its Assignee Person(s) to the extent of their respective participations and the Borrower shall thereafter look only to the Assignee Person(s) (to the exclusion of the Lender) in respect of that proportion of the Lender's obligations hereunder as correspond to such Assignee Person's participation herein (or, as the case may be, in respect of those proportions) of the Bank's obligations hereunder as correspond to such Assignee Person's respective participation herein).

10.      FURTHER ASSURANCES

         The Borrower shall, on being requested by the Lender so to do, at the Borrower's expense do or cause to be done all such acts and/or execute or cause to be executed all such documents as may reasonably be considered necessary or desirable to assure to the Lender the full benefit of this Agreement or the rights, powers and remedies herein conferred on the Lender.

11.      WAIVERS: REMEDIES CUMULATIVE

         No failure to exercise and no delay in exercising on the part of the Lender, any right, power or privilege hereunder and no course of dealing between the Lender and the Borrower shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

12.      ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the Lender and the Borrower relating to the Facility and the Loan and the terms and conditions of this Agreement shall not be varied otherwise than by an agreement in writing to be executed by or on behalf of the Lender and the Borrower.

13.      ILLEGALITY

         The illegality, invalidity or enforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability in any other jurisdiction or the legality, validity or enforceability of any other provision.

14.      NOTICES

         Any notice, demand or communication given under this Agreement shall be in writing and shall be left at or sent by registered mail to or sent by fax (with written confirmation) to, in the case of notices or communications served on the Lender, fax number (0171) 233 7434 and marked for the attention of Martin Brayshaw and, in the case of notices, demands or communications served on the Borrower, fax number (007)(095) 290 3428 and marked for the attention of Mikhail Golovatov or, in any case, such other address or fax number or for the attention of such other person as may from time to time be notified in writing by one party to the other party. Any notice, demand or communication shall be deemed to be given on receipt thereof (which, in the case of a fax, shall be deemed to occur at the time of transmission) provided that if receipt of any notice demand or communication does not occur during normal business hours on a day which is a Business Day at the place where such notice, demand or communication is received, such notice, demand or communication shall not be deemed to have been given until the next following Business Day at such place of receipt.

15.      GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with English law.

The parties irrevocably submit for the benefit of the Lender to the non-exclusive jurisdiction of the Courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement. Nothing contained in this clause shall be taken to have limited the right of the Lender to proceed in the courts of any other competent jurisdiction.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.

SIGNED by MIKHAIL                   )
GOLOVATOV duly authorised for       )
and on behalf of                    )
STRONTIAN HOLDINGS LIMITED          )       MIKHAIL GOLOVATOV
in the presence of:-                )







SIGNED by RICHARD BETHELL           )
duly authorised for and on behalf   )
of DEFENCE SYSTEMS LIMITED          )       RICHARD BETHELL
in the presence of:-                )